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                      PARTICIPATION AGREEMENT FOR INSURANCE
                                  MUTUAL FUNDS

                                      Among

                        Delaware Group Premium Fund, Inc.

                           Delaware Distributors, L.P.

                           Delaware Management Company

                                       and

                    THE TRAVELERS INSURANCE COMPANY AND THE
                       TRAVELERS LIFE AND ANNUITY COMPANY

     THIS AGREEMENT effective May 1, 1998, made and entered into by and among THE TRAVELERS INSURANCE COMPANY and THE TRAVELERS LIFE AND ANNUITY COMPANY ("Travelers" or "Company"), Connecticut corporations, on their own behalf and on behalf of each segregated asset account of Travelers set forth on Schedule A as may be amended from time to time (each such account hereinafter referred to as the "Account"), and those series (the "Series"), set forth on Schedule B as may be amended from time to time, of the Delaware Group Premium Fund (the "Fund"), a Maryland Corporation, and Delaware Distributors, L.P. (the" Underwriter").

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund was established for the purpose of serving as the investment vehicle for separate accounts established for variable life contracts and variable annuity contracts to be offered by insurance companies which have entered into participation

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agreements with the Fund ("Participating Insurance Companies"); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by appropriate corporate resolution of the Travelers' Board of Directors to set aside and invest assets attributable to one or more annuity contracts; and

     WHEREAS, Delaware Management Company (the "Adviser") is registered as an investment adviser with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940.

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     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

     1.1. The Underwriter on behalf of the Fund agrees to sell to Travelers those Fund shares which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, Travelers shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that (i) Travelers has received such orders prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern time) on that Business Day, and (ii) the Fund receives notice of such order by 11:00 a.m. Eastern Standard Time on the next Business Day. Business Day shall have the meaning as defined in the Fund prospectus. Orders that Travelers has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by Travelers will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-l under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of additional information of the relevant series of shares of the Fund or with oral or written instructions that the Underwriter or the Fund will forward to Travelers from time to time.

     1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Travelers and its Accounts on each Business Day and the Fund shall use reasonable efforts to calculate such net asset value on each Business Day. However, the Board of Directors of the Fund (the "Board") may refuse to sell Fund shares to

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any person, or suspend or terminate the offering of Fund shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, and other eligible accounts. No shares of any Fund will be sold to the general public.

     1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Article XI of this Agreement is in effect to govern such sales.

     1.5. The Fund agrees to redeem for cash, on Travelers' request, any full or fractional shares of the Fund held by Travelers or the Accounts, executing such requests on a daily basis at the net asset value next computed after the Fund or its designee receives the redemption request. For purposes of this Section 1.5, Travelers shall be the designee of the Fund for receipt of redemption requests from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such redemption request by 11:00 a.m. on the next Business Day.

     1.6. Travelers shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.9, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of Travelers and shall become the responsibility of the Fund.

     1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Travelers or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.8. The Fund shall furnish same-day notice by facsimile or telephone, (if by telephone, it must be followed by written confirmation) to Travelers of any income, dividends or capital gain distributions payable on the Fund's shares. Travelers hereby elects to receive all such income dividends and capital gain distributions in additional shares of that Fund. Travelers reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify Travelers of the number of shares so issued as payment of such dividends and distributions.

     1.9. The Fund shall use its best efforts to make the net asset value per share for each Fund available to Travelers on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Standard Time. Neither the Fund, any Series, the

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Distributor, the Adviser nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund, the Distributor or the Adviser.

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Travelers further represents and warrants that it is an insurance company duly organized and in good standing under the laws of the state of Connecticut and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 38a433 of the Connecticut General Statutes.

     2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable law and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, Adviser or Underwriter.

     2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Travelers immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. Travelers represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses, and the Fund and the Underwriter represent that their respective operations are, and shall at all times remain, in material compliance with the laws of the states of Maryland and Delaware, respectively, to the extent required to perform this Agreement.

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     2.6. The Underwriter represents and warrants that it is a NASD member in good standing and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws and regulations, including the 1933 Act, the 1934 Act, and the 1940 Act and the Rules promulgated thereunder.

     2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the state of Maryland and that it does and will comply with the 1940 Act and the Rules promulgated thereunder.

     2.8. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

     2.9. The Fund, Adviser and Underwriter each represent and warrant that all of their respective directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company, as determined solely in the discretion of the Fund, Adviser or Underwriter, respectively.

     2.10. Travelers represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11. Travelers represents and warrants that (i) neither it nor any of its "affiliates" (as such term is defined in 29C.F.R. 251O.3-21(e) is a "fiduciary" of any employee benefit plan as such term is defined in section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) the receipt of fees hereunder will not constitute a non-exempt "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the Code.

     2.12. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Upon request by the Fund or the Underwriter, Travelers agrees

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promptly to make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund, the Adviser or the Underwriter, as the case may be. The Fund agrees that Travelers will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees promptly to notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of the Agreement.

     3.1. The Underwriter shall provide Travelers, at Travelers' expense, with as many copies of the Fund's current prospectus (and any supplements thereto) as Travelers may reasonably request. If requested by Travelers in lieu thereof, the Fund shall provide cameraready film or computer diskettes containing the Fund's prospectus and Statement of Additional Information and other assistance as is reasonably necessary in order for Travelers once each year (or more frequently if the prospectus for the Fund is amended) to have the Prospectuses for the Contracts and the Fund printed simultaneously. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts which are invested in the Fund, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If Travelers chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse Travelers in an amount equal to the product of A and B, where A is the number of such prospectuses distributed to owners of the Contracts which are invested in the Fund, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

     3.2. The Fund's prospectus shall state that the Statement of Additional Information ("SAI") for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that such SAI is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such SAI to Travelers and to any owner/participant of a Contract or prospective owner/participant who requests such SAI.

     3.3. The Fund, at its expense, shall provide Travelers with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as Travelers shall reasonably require for distributing to Contract owners/participants.

     3.4. If and to the extent required by law Travelers shall:

          (i) solicit voting instructions from owners of or participants in the Contract;

          (ii) vote the Fund shares in accordance with instructions received from owners of or participants in the Contract; and

          (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Fund for which instructions have been received (so long as and to the extent that the SEC continues to interpret the 1940 Act to

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          require pass-through voting privileges for variable contract owners).
          Travelers reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law; provided, however, that if Travelers votes Fund shares in any segregated asset account in its own right, it shall not vote against management of the Fund unless it is required to do so to fulfill its fiduciary duty to owners of Contracts.

     3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(a) of the 1940 Act and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

     4.1. Travelers will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAI's, reports, proxies, sales literature and other promotional materials, applications for exemptive relief, requests for no action letters, and all amendments, if any, on an annual basis.

     4.2. Travelers shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3. The Fund, Underwriter, or their respective designee(s) shall furnish, or shall cause to be furnished, to Travelers or its designee, each piece of sales literature or other promotional material in which Travelers and/or its separate account(s), is named. No such material will be used until any required governmental or self-regulatory authority (Le., NASD) has approved the material, if necessary.

     4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of Travelers or concerning Travelers, the Accounts, or the Contracts other than the information or representations contained in the disclosure memoranda for the Contracts, as such document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by Travelers

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for distribution to Contract owners, or in sales literature or other promotional material approved by Travelers or its designee, except with the permission of Travelers.

     4.5. The Fund will provide to Travelers at least one complete copy of all registration statements, prospectuses, SAI, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, on an annual basis.

     4.6. For purposes of this Article IV, the phrase" sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, Internet, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

     5.1. The Fund and/or Adviser shall pay to Travelers certain administrative fees for administrative expenses and costs with respect to the Contracts. Travelers will provide certain administrative services to owners of the Contracts, as set forth on Schedule C. The administrative fees are set forth on Schedule D.

     5.2. To the extent permitted under applicable law, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The
Fund shall see to it that all of its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus, registration statements and amendments thereto, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares. At its own expense, Travelers will distribute such materials to the owners of the Contracts to the extent required by applicable law, rules or regulations.

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     6.1(a). Travelers agrees to indemnify and hold harmless the Underwriter, the Adviser, the Fund and each director of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Travelers) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Travelers by or on behalf of the Fund, the Underwriter or the Adviser for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by Travelers or persons under its control) or wrongful conduct of Travelers or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of Travelers or persons under its control; or

          (iv) arise as a result of any failure by Travelers to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by Travelers in this Agreement or arise out of or result from any other material breach of this Agreement by Travelers, as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

     6.1(b). Travelers shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement or to the Fund, whichever is applicable, or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     6.1(c). Travelers shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Travelers in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Travelers of any such claim shall not relieve Travelers from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Travelers shall be entitled to participate, at its own expense, in the defense of such action. Travelers also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Travelers to such party of Travelers' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Travelers will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.1(d). The Indemnified Parties will promptly notify Travelers of the commencement) of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

     6.2(a). The Underwriter agrees to indemnify and hold harmless Travelers and each of its directors and officers and each person, if any, who controls Travelers within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses

(or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Underwriter or Fund by or on behalf of Travelers for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser, the Underwriter, the Fund or persons under their control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the disclosure memoranda, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Travelers by or on behalf of the Fund; or

          (iv) arise as a result of any failure by the Adviser, Underwriter or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or Underwriter; as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof; or

          (vi) arise as a result of the Company's providing the Fund inaccurate information, which causes the Fund to calculate its NA V incorrectly.

     6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement, or to Travelers or the Account, as applicable, or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Travelers or the Account, whichever is applicable.

     6.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.2(d). Travelers agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

     6.3 Exclusion of Consequential Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall any party to this Agreement, its affiliates or any of its or their respective directors, officers, employees, agents or subcontractors be liable under any theory of tort, contract, strict liability or other legal equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages, each of which is hereby excluded by Agreement of the parties regardless of whether such damages were foreseeable or whether any party or any entity has been advised of the possibility of such damages.

     7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of New York.

     7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

          (a) at the option of any party upon 180 days' advance written notice to the other parties; or

          (b) at the option of Travelers to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by Travelers in its sole reasonable discretion; or

          (c) at the option of the Fund in the event that formal administrative proceedings are instituted against Travelers by the NASD, the SEC, an Insurance Commissioner or any other regulatory body regarding Travelers duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund or the Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Travelers to perform its obligations under this Agreement; or

          (d) at the option of Travelers in the event that formal administrative proceedings are instituted against the Fund, the Underwriter or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that Travelers determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Underwriter or the Adviser to perform its obligations under this Agreement; or

          (e) with respect to any Account, upon requisite approval of the State Insurance Department and Contract owners, if necessary; or

          (f) at the option of Travelers, in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Travelers; or

          (g) at the option of Travelers, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if Travelers reasonably believes that the Fund may fail to so qualify; or

          (h) at the option of the Fund, the Adviser or the Underwriter, if (1) the Fund, the Adviser or the Underwriter, respectively, shall determine in good faith that Travelers has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Fund, the Adviser or the Underwriter, (2) the Fund, the Adviser or the Underwriter shall notify Travelers in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by Travelers and any other changes in circumstances since the giving of such notice, such determination of the Fund, the Adviser or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

          (i) at the option of Travelers, if (1) Travelers shall determine in good faith that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of Travelers,
          (2) Travelers shall notify the Fund, the Adviser and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Fund, the Adviser and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

          (j) at the option of the Fund, the Adviser or the Underwriter, if Travelers gives the Fund, the Adviser and the Underwriter the written notice specified in Section 8.1(a) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; PROVIDED, however any termination under this Section 8.10) shall be effective forty five
          (45) days after the notice specified in Section 8.1(a) was given; or

          (k) at the option of Travelers or the Fund upon the determination by a majority of the Board, or a majority of the disinterested directors of the Board, that an irreconcilable material conflict exists among the interests of: (1) the contract owners of variable insurance products of all some or all of the relevant separate accounts; or (2) the interests of the insurance companies or other eligible accounts investing in the Fund as set forth in Article XI of this Agreement; or

          (1) at the option of the Fund in the event that any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Such termination will be effective immediately upon notice by the Fund.

     8.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 8. 1 (a) may be exercised for any reason or for no reason.

     8.3. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore,

          (a) In the event that any termination is based upon the provisions of
          Section 8.l(a), 8.l(h), 8.l(i) or 8.10) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

          (b) in the event that any termination is based upon the provisions of
          Section 8. 1 (c) or 8.l(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

     8.4. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at Travelers' option, continue to make available additional Fund shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts").

     Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. However, the availability of additional shares hereunder will be subject to the restrictions and limitations set forth in Article XI, as applicable.

     Travelers agrees (i) to terminate the availability of shares of the Fund to Contracts other than Existing Contracts and (ii) to request approval from the SEC to replace shares of the Fund with other investments for existing Contracts and, if and when granted such approval, thereafter to so replace the shares of the Fund, in each case as soon as reasonable practicable.

     8.5. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VI to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 2.12 will survive and not be affected by any termination of this Agreement. Finally, with respect to

Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

     Any notice shall be sufficiently given when sent by registered or certified mail to the applicable party at the address set forth below or at such other address as may be specified in writing to the other parties.

               Delaware Group Premium Fund, Inc.
               1818 Market Street
               Philadelphia, PA 19103
               Attention: Christopher H. Price

               Travelers Insurance Company
               One Tower Square
               Hartford, Connecticut 06183
               Attention: General Counsel

               Delaware Distributors, L.P. 1818
               Market Street Philadelphia, P A
               19103 Attention: Christopher H.
               Price

     10.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund. To the extent such claims relate to a specific Series of the Fund, such persons must look solely to the property attributable to that Series.

     10.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, without the express written consent of the affected party, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

     10.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party hereto further agrees to furnish any state insurance department with any information or reports in connection with services provided under this Agreement if such state so requests.

     10.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.8. No part of this Agreement may be assigned without the prior written consent of the other parties. Such consent will not be unreasonably withheld.

     11.1. The Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by insurance companies participating in the Fund ("Participating Insurance Companies") or by variable annuity and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board will promptly inform Travelers if it determines that an irreconcilable material conflict exists and the implications thereof.

     11.2. Travelers will report any potential or existing conflicts of which it is aware to the Fund Board. Travelers agrees to assist the Board in carrying out its responsibilities, as delineated in the mixed and shared funding exemptive order received by the Fund (the "Exemptive Order") by providing the Board with all information necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Travelers to inform the Board whenever contract owner voting instructions are to be disregarded. Traveler's responsibilities hereunder will be carried out with a view only to the interest of contract owners.

     11.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, Travelers will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any designated portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     11.4. If a material irreconcilable conflict arises because of a decision by Travelers to disregard contract owner voting instructions, and Traveler's judgment represents a minority position or would preclude a majority vote, Travelers may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined a majority of the disinterested trustees of the Board. No charge or penalty will be imposed as a result to such withdrawal.

     11.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Travelers conflicts with the majority of other state insurance regulators, then Travelers will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount, provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty will be imposed as a result of such withdrawal.

     11.6. For purposes of Sections 11.3 through 11.6 of this Agreement, a majority of the disinterested members of the Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Adviser (or any other investment adviser to the Fund) be required to establish a new funding medium for the Contracts. Travelers will not be required by Section 11.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contract owners materially affected by the irreconcilable material conflict.

     11.7. Travelers will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Board.

     11.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) as amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, and (b) Sections 3.4,3.5, 11.1, 11.2, 11.3, 11.4, and 11.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

     11.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

               the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (" GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

          (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period;

          (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

          (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

          (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        THE TRAVELERS INSURANCE COMPANY

                                        By its authorized officer,


                                        BY: /s/ ILLEGIBLE
                                            ------------------------------------
                                        Title: Vice President
                                        Date:
                                              -----------------

                                        THE TRAVELERS LIFE AND ANNUITY COMPANY

                                        By its authorized officer,


                                        By: /s/ ILLEGIBLE
                                            ------------------------------------
                                        Title: Mr Vice President
                                        Date:



                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:

                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:

By its authorized officer,


By: /s/ ILLEGIBLE
    ------------------------------------
Title:

By its authorized officer,


By: /s/ ILLEGIBLE
    ------------------------------------
Title:

Chairman, President, Chief Executive
Officer, Chief Investment Officer

DELAWARE DISTRIBUTORS, INC., General Partner, by
DELAWARE DISTRIBUTORS, L.P. (Distributor)


/s/ David K. Downes
----------------------------------------
David K. Downes
Title: Executive Vice President/Chief Operating
       Officer/Chief Financial Officer

Travelers Separate Account QP for Variable Annuities
Travelers Separate Account ABD for Variable Annuities
Travelers Separate Account ABD II for Variable Annuities
Travelers Separate Account TM for Variable Annuities
Travelers Separate Account TM II for Variable Annuities
Travelers Separate Account Five for Variable Annuities
Travelers Separate Account Six for Variable Annuities

Delaware Group Premier Fund, Inc.
Series: REIT Series
        Small Cap Value Series

                            SCHEDULE C ADMINISTRATIVE
                              SERVICES FOR THE FUND

- Maintaining a record of share purchases to assist transfer agent in recording issuances of shares.

- Performing miscellaneous account services to assist transfer agent in recording transfers of shares (via net purchase orders).

- Reconciliation and balancing of the separate account at the Fund level in the general ledger and reconciliation of cash accounts at general account.

- Periodic information reporting to the Fund as mutually agreed to in writing by the Insurer and the Fund.

- Telephonic support for Contract owners and Policy Holders with respect to inquiries about the Fund (not including information about performance or related to sales).

- Providing other adminstrative support to the Fund as mutually agreed to in writing by the Insurer and the Fund.

- Relieving the Fund of other usual or incidental administrative services provided to individual shareholders as mutually agreed to in writing by the Insurer and the Fund.

- Preparation of reports to certain third-party reporting services as mutually agreed to in writing by the Insurer and the Fund.

The applicable annual fee shall be forty basis points (.40%) of the aggregate investments in the portfolios of the Fund by all separate accounts of the Insurer related to Contracts as a percentage of the average daily net asset value of such investments.

                       AMENDMENT NO.2 DATED APRIL 28, 2008
              TO THE PARTICIPATION AGREEMENT DATED MAY 1, 1998, AS
                               PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut, previously known as The Travelers Life Insurance Company, on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, Delaware VIP Trust, Delaware Management Company and Delaware Distributors, L.P.

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut ("MICC") and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ("MLACC");

     WHEREAS, the parties desire to amend the Agreement to cover unregistered separate accounts, update the notice provision, update the names and expand the list of MICC separate accounts listed in Schedule A, and update the name of the trust listed in Schedule B.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. Paragraphs 7 and 8 are hereby deleted it their entirety and replaced with the following:

          "WHEREAS, the Company has registered interests under the Contracts that are supported wholly or partially by the Separate Accounts under the 1933 Act to the extent required; and

          "WHEREAS, the Company has registered each Separate Account as a unit investment trust under the 1940 Act and has registered (or will register prior to sale) the securities deemed to be issued by each Separate Account under the 1933 Act to the extent required; and"

               Metropolitan Life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Alan C. Leland, Jr., Vice President

               Metropolitan Life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Law Department

               Office of General Counsel
               Delaware Investments One
               Commerce Square 2005
               Market Street Philadelphia,
               PA 19103

     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     4. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No.2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        METLIFE INSURANCE COMPANY OF
                                        CONNECTICUT (on behalf of the Accounts
                                        and itself)


By: /s/ Patrick P. Coyne                By: /s/ Caul L. Le Clain
    ---------------------------------       ------------------------------------
Name: Patrick P. Coyne                  Its VICE PRESIDENT & Actuary
Its: President

DELAWARE M COMPANY


By: /s/ Dougla Anderson                 By: /s/ ILLEGIBLE
    ---------------------------------       ------------------------------------
Name: Dougla Anderson                   Name: ILLEGIBLE
Its: Senior Vice President              Its: Senior Vice President

MetLife of CT Separate Account ABD for Variable Annuities MetLife of CT Separate Account ABD II for Variable Annuities MetLife of CT Separate Account QP for Variable Annuities MetLife of CT Separate Account TM for Variable Annuities MetLife of CT Separate Account TM II for Variable Annuities MetLife of CT Separate Account Five for Variable Annuities MetLife of CT Separate Account Six for Variable Annuities

MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVULI (unregistered)

Delaware VIP Trust:

     Small Cap Value Series

                      AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AMENDMENT is effective as of the 1st day of January, 2006 by and among MetLife Insurance Company of Connecticut (formerly The Travelers Insurance Company) and MetLife Life and Annuity Company of Connecticut (formerly The Travelers Life and Annuity Company) ("MetLife of CT" or "Company"), Connecticut corporations on their own behalf and on behalf of each segregated asset account of MetLife of CT set forth on Schedule A of the Participation Agreement for Insurance Mutual Funds dated May 1, 1998 (each an "Account"); Delaware VIP Trust (formerly designated Delaware Group Premium Fund, Inc.), an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Fund"); Delaware Management Company, a series of Delaware Management Business Trust, a statutory trust organized under the laws of the State of Delaware and investment adviser to the Trust (the "Adviser"); and Delaware Distributors, L.P., a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Trust (the "Underwriter").

     WHEREAS, MetLife of CT, the Fund, the Adviser and the Underwriter entered into a Participation Agreement for Insurance Mutual Funds on May 1, 1998 (the "Agreement") pursuant to which MetLife of CT purchases shares of series of the Fund on behalf of each Account to fund certain variable life and variable annuity contracts; and

     WHEREAS, MetLife of CT, the Fund, the Adviser and the Underwriter now desire to amend the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1. References to Delaware Group Premium Fund Inc. are hereby replaced with references to Delaware VIP Trust.

          2.13 If the Fund requests information or other assistance from the Company in connection with its efforts to prevent abusive trading practices, including market timing, excessive trading and short-term trading, pursuant to the Fund's policies and procedures as described in the Fund's current prospectuses, the Company will provide reasonable cooperation with such efforts.

     3. Schedule D to the Agreement is hereby deleted and replaced in its entirety with the attached amended Schedule D, and all references in the Agreement to Schedule D shall be deemed to refer to the attached Schedule D.

     4. Except as provided herein, the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. All terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment to be executed as of the date first written above.

                                        METLIFE INSURANCE COMPANY OF CONNECTICUT


                                        By: /s/ ILLEGIBLE
                                            ------------------------------------
                                        Name:
                                        Title:

                                        METLIFE LIFE AND ANNUITY COMPANY OF
                                        CONNECTICUT


                                        By: /s/ ILLEGIBLE
                                            ------------------------------------
                                        Name:
                                        Title:


                                        /s/ ILLEGIBLE
                                        ----------------------------------------
                                        Title:

                                        DELAWARE MANAGEMENT COMPANY


                                        By: /s/ ILLEGIBLE
                                            ------------------------------------
                                        Name:
                                        Title:

                                        By: /s/ Kevin J. Lucey
                                            ------------------------------------
                                        Name: Kevin J. Lucey
                                        Title: President & CEO

                                   SCHEDULE D

                                      Fees

The applicable annual fee shall be 20 basis points (0.20%) of the aggregate investments in the series of the Fund by all separate accounts of Met Life of CT related to Contracts as a percentage of the average daily net asset value of such investments.

                         AMENDMENT DATED MAY 3, 2004 TO
                                      THE
                    PARTICIPATION AGREEMENT DATED MAY 1, 1998

Amendment to the Participation Agreement (the "Agreement") by and among Delaware VIP Trust (the "Fund"), Delaware Management Company ("Adviser"), The Travelers Insurance Company and The Travelers Life and Annuity Company (collectively, the "Company"); each on behalf of itself and each of its segregated asset accounts ("Accounts") listed in Schedule A hereto, and Delaware Distributors, L.P.

WHEREAS, each of the parties desires to expand the Accounts of the Company which invest in shares of the Fund, each of the parties hereby agrees to amend Schedule A.

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to amend the Agreement by replacing the existing Schedule A with the attached Schedule A dated May 3, 2004.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to the Agreement to be executed on their names and one their behalf by and through their duly authorized officers signing below.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

The Travelers Fund ABD for Variable Annuities
The Travelers Fund BD III for Variable Annuities
The Travelers Fund U for Variable Annuities
The Travelers Fund UL for Variable Life Insurance
The Travelers Fund UL III for Variable Life Insurance
The Travelers Separate Account Five for Variable Annuities
The Travelers Separate Account Nine for Variable Annuities
The Travelers Separate Account PP for Variable Annuities
The Travelers Separate Account QP for  Variable Annuities
The Travelers Separate Account QPN for Variable Annuities
The Travelers Separate Account  TM for Variable Annuities
TIC Separate Account Eleven for Variable Annuities
TIC Separate Account Thirteen for Variable Annuities
TIC Variable Annuity Separate Account 2002

The Travelers Fund ABD II for Variable Annuities
The Travelers Fund BD IV for Variable Annuities
The Travelers Fund UL II for Variable Life Insurance
The Travelers Separate Account Six for Variable Annuities
The Travelers Separate Account Ten for Variable Annuities
The Travelers Separate Account TM II for Variable Annuities
TLAC Separate Account Twelve for Variable Annuities
TLAC Separate Account Fourteen for Variable Annuities
TLAC Variable Annuity Separate Account 2002

                         Amendment dated May 1, 2003 to
                                       the
                    Participation Agreement dated May 1,1998

Amendment to the Participation Agreement by and among Delaware VIP Trust (the "Fund"), Delaware Management Company ("Adviser"), The Travelers Insurance Company, and The Travelers Life and Annuity Company, (collectively, the "Company"); each on behalf of itself and each of its segregated asset accounts ("Accounts") listed in Schedule A hereto, and Delaware Distributors, L.P.

WHEREAS, each of the parties desires to expand the Accounts of the Company which invest in shares of the Fund, each of the parties hereby agrees to amend Schedule A of the Agreement by replacing the existing Schedule A with the attached Schedule A dated May 1,2003:- .. - --

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        THE TRAVELERS INSURANCE COMPANY


                                        By: /s/ ILLEGIBLE
                                            ------------------------------------
                                        Title: ILLEGIBLE
                                               ---------------------------------
                                        Date:  ILLEGIBLE
                                               ---------------------------------

                                        THE TRAVELERS LIFE AND ANNUITY COMPANY


                                        By: /s/ Ernest J. Wright
                                            ------------------------------------
                                        Title: Ernest J. Wright
                                               VP and Secretary
                                        Date: April 25, 2003

                                        DELAWARE VIP TRUST


                                        /s/ ILLEGIBLE
                                        ----------------------------------------
                                        Illegible
                                        May 1, 2003

                                        /s/ ILLEGIBLE
                                        ----------------------------------------
                                        President
                                        May 1, 2003


                                        /s/ ILLEGIBLE
                                        ----------------------------------------
                                        Title: President
                                        Date: May 1, 2003

                             Schedule A (May 1,2003)

Separate Account ABD
Separate Account BD III
Separate Account Five
Separate Account Fund U
Separate Account Nine
Separate Account QP
Separate Account QPN
Separate Account TM
Separate Account PP
Separate Account UL III
Separate Account Eleven
Separate Account Thirteen
Separate Account 2002

Separate Account ABD II
Separate Account BD IV
Separate Account Six
Separate Account Ten
Separate Account TM II
Separate Account Twelve
Separate Account Fourteen
Separate Account 2002